UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 11, 2011

First Security Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee

(State or Other Jurisdiction of Incorporation)

000-49747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

531 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 11, 2011, the Board of Directors of First Security Group, Inc. increased the size of its Board of Directors to eight and elected Kelly Peters Kirkland to join the Board of First Security Group, Inc. (the “Company”).

Ms. Kirkland, age 52, is a 1982 graduate of Mercer University Walter F. George School of Law. Ms. Kirkland was in private practice with the law firm of Leitner, Williams et. al.in Chattanooga for 27 and a half years prior to retiring at the end of 2010. She is a member of the State Bars of Florida, Georgia and Tennessee and a member of the Chattanooga Bar Association.

Ms. Kirkland was not selected to serve as a director based on any arrangement or understanding between Ms. Kirkland and any other persons. Ms. Kirkland has not been named to any of the Board’s standing committees.

In connection with her appointment to the Board, Ms. Kirkland will be entitled to participate in the existing cash and equity compensation programs for the directors of the Company. Specifically, Ms. Kirkland will receive an annual retainer of $19,500. Ms. Kirkland will also be eligible to be paid a $1,000 fee for each Board meeting she attends. In the event she is appointed to one or more committees of the Board, she will be entitled to be paid a $500 fee for each such meeting she attends. Should she participate in a Board or committee meeting via teleconference, she will receive 50% of the standard meeting fee. Like other members of the Board of Directors, Ms. Kirkland will be eligible to receive an annual grant of 5,000 stock options under the Company’s 2002 Long-Term Incentive Plan.

Prior to her election to the Board of Directors, Ms. Kirkland, members of her family, and her affiliated business interests have engaged in banking transactions with FSGBank in the ordinary course of FSGBank’s business. These banking transactions were made in the ordinary course of business, were made on substantially the same terms as those prevailing at the time for comparable transactions with persons not related to FSGBank, and do not involve more than the normal risk of collectability or present other unfavorable features.

Ms. Kirkland’s spouse is a salaried project manager at Bruce Goodwin, Inc., a general construction firm located in Chattanooga, Tennessee. Over the last three years, Bruce Goodwin, Inc., has provided a variety of construction work for First Security Group, Inc. and FSGBank, for which First Security has paid Bruce Goodwin, Inc. a total of $105 thousand in 2008, $1,186 thousand in 2009, $329 thousand in 2010 and $90 thousand to-date in 2011. Mr. Kirkland occasionally works on projects at Bruce Goodwin, Inc. for First Security, but his compensation is not affected by work done for First Security. Bruce Goodwin, Inc. is wholly-owned by Bruce Goodwin, who is Mr. Kirkland’s brother-in-law. First Security believes the construction work provided by Bruce Goodwin, Inc. was done in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.

Dated: April 15, 2011	By:	/s/ John R. Haddock
	Name:	John R. Haddock
	Title:	Chief Financial Officer